Certain identified information in this Exhibit 10.1 (indicated by “[***]”) has been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K because it is not material and is the type of information that the Company treats as private or confidential.

Exhibit 10.1

GLOBAL FRAMEWORK AGREEMENT

This Global Framework Agreement (“Agreement”) is effective February 27, 2026 (the “Effective Date”), by and between Atlas Energy Solutions ProjectCo, LLC, a Texas limited liability company, with principal offices located at 5918 W. Courtyard Dr., Suite 500, Austin, TX 78730 (“Customer”), and Caterpillar Inc., a Delaware corporation with principal offices at 5205 N O’Connor Blvd, Suite 100, Irving TX 75039 (“Caterpillar”). Customer and Caterpillar may also be referred to individually as “Party” and/or together as “Parties”.

Recitals

WHEREAS, Customer desires to purchase generator set equipment as set forth in this Agreement;

WHEREAS, this Agreement establishes maximum pricing that Caterpillar authorized dealers who elect to participate in this Agreement will pass along to Customer; and

WHEREAS, this Agreement sets forth certain manufacturing capacity by Caterpillar and purchase volume commitment by Customer for Equipment, as defined below.

NOW, THEREFORE, for valuable consideration, the Parties agree as follows:

Agreement

1. PARTICIPATING DEALERS. Customer and Caterpillar acknowledge that Caterpillar’s authorized dealers are independent businesses and as such (a) have the right to choose whether or not to accept the terms and conditions contained herein; and (b) subject to Section 5(a), have the right to establish their own specific prices. Caterpillar shall provide a copy of this Agreement to its dealers that would normally service Customer and, subject to Customer’s prior written consent, invite such dealers to participate in the terms of this Agreement. Any Customer approved dealer who desires to be a party to this Agreement shall sign a Participating Dealer Agreement substantially in the form set forth in Exhibit A. Those dealers who execute a Participating Dealer Agreement shall be referred to as a “Participating Dealer”. Customer acknowledges and agrees that the authorized dealers set forth on Exhibit E are deemed approved in accordance with this Section 1.

2. SCOPE OF AGREEMENT. During the term of this Agreement, Customer shall purchase or shall cause its affiliates to purchase, and Participating Dealer shall sell the products set forth in Exhibit B (“Equipment”) in accordance with the terms of this Agreement. Exhibit B may be modified from time-to-time upon mutual written consent of Caterpillar, Customer, and Participating Dealer(s); provided, however, that Customer’s obligation to purchase is contingent upon Participating Dealer(s) making such Equipment available for purchase.

3. COMPANY REPRESENTATIVES. Each Party will designate a manager who will coordinate work with the other Party under this Agreement (“Account Manager”), including facilitating access to information and personnel of such Party as needed to address questions that may arise. A Party may change its Account Manager on reasonable notice through written communication (including email) to the other. The Parties’ Account Managers are responsible for overall project management and attaining the objectives under this Agreement. In the event any issues arise during the Term of this Agreement, Caterpillar will use commercially reasonable efforts to resolve issues with Participating Dealer and Customer.

4. FORECASTED DEMAND, CAPACITY, AND PURCHASE OBLIGATION.

(a) Forecasted Demand. Customer will provide Caterpillar with its forward monthly forecasted demand from the Effective Date through the end of the Initial Term (product, size, region, country, design, quantity, etc.) for Equipment at the outset of this Agreement in accordance with Exhibit C attached hereto (the “Initial Forecast”) and provide forecasted demand updates on a quarterly basis or as modified there-after reflecting same, each through the end of the Initial Term (each, a “Forecast”). If the Customer becomes aware of a significant demand change (+/- 10%) for any given year included in the term of this Agreement, Customer will notify Caterpillar as soon as commercially reasonable outside of the normal-course quarterly update.

(b) Reserved Capacity.

a. On the Effective Date, Caterpillar will reserve and commit that capacity for the manufacture and delivery to Customer purchasing from Participating Dealers of the Equipment in accordance with Exhibit C (as may be increased from time to time in accordance with this Agreement, “Reserved Capacity”). Should Customer’s Forecast increase, Customer may request in writing an increase in the Reserved Capacity. Caterpillar may grant such increase at its sole discretion.

b. During the Term of this Agreement, if the quantity of Equipment included in any Forecast, after the Initial Forecast exceeds the quantity of Equipment for the same period included in the prior Forecast proposed by Customer and accepted by Caterpillar (the “Last Accepted Forecast”), Customer may request in writing that Caterpillar increase the Reserved Capacity to include such additional quantity of Equipment (an “Incremental Capacity Request”). If Caterpillar accepts such Incremental Capacity Request, such incremental quantity will be added to the Reserved Capacity, and such Forecast shall be the Last Accepted Forecast. If Caterpillar does not accept such Incremental Capacity Request, Caterpillar shall offer Customer any units that may become available, in order to meet the Last Accepted Forecast. Customer shall respond to Caterpillar within 2 business days of receiving notification of available units.

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(c) Purchase Obligation. Customer will commit to purchase or will cause its controlled affiliates to commit to purchase from Participating Dealer(s) the equivalent quantity of Equipment not less than the Customer purchase obligation reflected in Exhibit C. If Customer does not place a purchase order with Participating Dealers for 100% of the purchase obligation by the purchase order placed by date as indicated in Exhibit C Caterpillar will deem those units as not required by Customer and as such, will use best efforts to reallocate the Equipment not ordered to other customers or Caterpillar dealers at its first opportunity. If Caterpillar is able to reallocate all or a portion of the Equipment, Customer will be excused from its purchase obligation with respect to such reallocated Equipment. If Caterpillar is not able to reallocate any of the Equipment, Customer will purchase or will cause its affiliates to purchase such Equipment.

(d) Excused Purchase Obligation Event. Notwithstanding the foregoing, Customer or its affiliates shall not be obligated to purchase Equipment if a Change in Law occurs that renders illegal or otherwise prohibits the purchase, ownership, lease, transportation, installation, operation, maintenance, or use of the Equipment. “Change in Law” means the enactment, adoption, promulgation, implementation, amendment, modification, repeal, or change in interpretation or application (whether temporary or permanent) of any statute, treaty, convention, directive, ordinance, regulation, rule, code, guidance, policy, order, decree, judgment, or other legal requirement issued by any governmental authority having jurisdiction after the Effective Date of this Agreement.

(e) In the event the Equipment as reflected in Exhibit C is unavailable as a result of the events described in Section 4(d), the Parties will discuss in good faith available alternatives and upon agreement Exhibit C will be amended.

5. PRICE AND PAYMENT TERMS.

(a) Pricing. Each applicable Participating Dealer will execute a separate equipment supply agreement with Customer on terms at least as favorable to Customer as set forth in this Agreement, including the pricing and other commercial provisions set forth in this Agreement. Maximum pricing for the Equipment listed in Exhibit B will be initially established for current year shipments (initial base price) and will be escalated annually as set forth in Exhibit D. Should there be any additions to the Equipment listed in Exhibit B or any changes in the product configuration, an initial maximum price will be established at that time for the added or altered Equipment and said additional pricing will be subject to annual escalation thereafter as outlined in Exhibit D. The prices caps set out in this Agreement shall be binding and represent the maximum price to be provided by Participating Dealer to Customer based on Ex-Works Caterpillar Facility (Incoterms® 2020).

(b) Advance Payment. For the CG260-16 products, a single capacity deposit of $5M (“Advance Payment”) is due to a Participating Dealer in June of each calendar year that has Customer demand for such units, commencing in June 2027 and continuing each year that has a Reserved Capacity obligation for the CG260-16 products, which amount shall be credited towards the purchase price of such products.

(c) Payment Schedule. Each applicable Participating Dealer will provide a minimum payment schedule of values as outlined in Exhibit F.

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6. RECONFIGURATION, SHIPMENT, AFTER SALES SUPPORT AND LIMITED WARRANTY.

(a) Reconfigurations. Customer may order the amendment of the product configuration of Equipment up to two-hundred seventy (270) days prior to SOP. In the event Customer amends the product configuration, the pricing of such Equipment will be subject to change as mutually agreed by the Parties.

(b) Shipment. Customer may request that Caterpillar delay the ready to ship date. Whether such delay is permitted shall be subject to Caterpillar’s written consent, not to be unreasonable withheld, conditioned or delayed. Unless otherwise agreed to in writing, Caterpillar shall not store finished goods and they shall be delivered to the Participating Dealer immediately upon completion.

(c) After Sales Support. To ensure the sustainment and longevity of the Equipment, Customer and the Participating Dealer(s) will negotiate in good faith an After Sales Support Agreement (e.g. Customer Value Agreement (“CVA”) or Long-Term Service Agreement (“LTSA”)) with the Participating Dealer(s) for all associated units. Customer has no obligation to enter into any After Sales Support Agreements or LTSA with such Participating Dealer, but shall use Caterpillar parts for service activities associated with the purchased equipment.

(d) Limited Warranty. Caterpillar makes and shall make the representations and warranties, and agrees and shall agree to the covenants and obligations, in each case, set forth in the limited warranty attached hereto as Exhibit G with respect to any Equipment purchased by Customer pursuant to this Agreement.

7. TERM AND TERMINATION. This Agreement shall expire on December 31, 2030 (“Initial Term”) and may be extended for additional term(s) by mutual written consent of Caterpillar and Customer. Any request for term extension must be submitted at least 12-months in advance of the Initial Term expiration and may be in the form of a Forecast that is mutually agreed between the Parties that extends beyond the then-current Term. In the event the Parties agree to extend the Initial Term (the “Extended Term” and together with the Initial Term, the “Term”), Caterpillar shall provide notice to the Participating Dealers who shall have the option of accepting or rejecting such Extended Term. In the event a Participating Dealer rejects such Extended Term, such Participating Dealer’s participation and obligations under this Agreement shall be terminated at the end of the then-current Term; provided however, that the termination of this Agreement shall not affect Customer’s rights, or the Participating Dealers’ obligations and liabilities, under any separate contracts executed between Customer and the Participating Dealers.

Customer shall have the right to terminate this Agreement as a result of fraud, gross negligence, willful misconduct or material breach of this Agreement by Caterpillar, in such event, or in the event of termination due to extended force majeure pursuant to Section 17, Caterpillar shall refund any Advance Payment paid for Equipment not delivered or to be delivered as of the termination date.

The provisions of this Agreement shall survive any termination of this Agreement to the extent required for their full observance and performance.

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8. NOTICES. When written notice is required by this Agreement, it shall be sent by certified mail, by courier, or by such method as will permit the sender to verify delivery, to the addresses set forth below:

For Customer:

Atlas Energy Solutions ProjectCo, LLC

5918 W. Courtyard Dr., Suite 500

Austin, TX 78730

Attn: [***]

Email: [***]

For Caterpillar:

Caterpillar Inc.

5205 N. O’Connor Boulevard, Suite 100

Irving, TX 75039

Attn: [***]

Email: [***]

With a copy to:

Caterpillar Inc.

5205 N. O’Connor Boulevard, Suite 100

Irving, TX 75039

Attn: [***]

Notices to a Participating Dealer shall be sent as indicated in their applicable agreements.

Notices shall be deemed received (a) when actually delivered to the recipient as demonstrated by postal records or (b) two (2) business days following notice sent by email of a PDF document with confirmation of transmission (delivery receipt). The notice addresses set forth above can be changed only by a notice that complies with the requirements of this Section.

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9. CONFIDENTIALITY.

(a) For purposes of this Agreement, “Disclosing Party” and “Receiving Party” include Customer and Caterpillar. The Receiving Party shall (i) keep Confidential Information of the Disclosing Party in confidence, using the same degree of care as it uses to protect its own confidential information of like nature, but not less than a reasonable standard of care; (ii) not disclose any of such Confidential Information to any person other than its affiliates, and its and their respective employees, agents, contractors or subcontractors who have a need to know and who are bound by these same terms of confidentiality; and (iii) use such Confidential Information only in connection with performance of this Agreement. “Confidential Information” means this Agreement and all information disclosed by the Disclosing Party to the Receiving Party in connection with this Agreement. Notwithstanding the foregoing, Confidential Information does not include information that is: (i) at the time of its disclosure or thereafter becomes part of the public domain through no act of the Receiving Party; (ii) known to the Receiving Party on a non-confidential basis at the time of its disclosure by the Disclosing Party; (iii) independently developed by the Receiving Party without reference to the information disclosed; or (iv) is rightfully disclosed to the Receiving Party by a third party not subject to an obligation of confidentiality with respect to the information disclosed.

(b) The Receiving Party may disclose Confidential Information of the Disclosing Party, without liability for such disclosure, to the extent that such disclosure is (i) required to be made pursuant to applicable law, government authority, duly authorized subpoena or court order, in which case the Receiving Party will, to the extent practicable, provide prompt notice to the Disclosing Party and endeavor to give the Disclosing Party an opportunity to respond prior to such disclosure; (ii) required to be made to a court or other tribunal in connection with the enforcement of the Receiving Party’s rights under this Agreement; or (iii) approved by the prior written consent of the Disclosing Party.

(c) Notwithstanding the foregoing, (i) Caterpillar and Customer may disclose Confidential Information to any Participating Dealer in connection with this Agreement and each supporting dealer shall be subject to the confidentiality obligations hereunder and (ii) Caterpillar and Customer may disclose Confidential Information to their respective affiliates, and their affiliates, respective officers, directors, employees, members, partners, financing sources and potential financing sources, and advisors (including, without limitation, accountants, attorneys, consultants and financial advisors) (collectively, “Representatives”); provided that for purposes of the above clauses (i) and (ii) such Representatives shall be informed of the confidential nature of the Confidential Information and directed to comply with the confidentiality obligations herein, and, provided further, that each of Caterpillar and Customer will be responsible for any breach of the terms of the confidentiality provisions of this Agreement by their respective Representatives.

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(d) No Party will make any public announcement, press release or public statement regarding this Agreement or the contents hereof without the prior written consent of the other Party. This clause will not apply where such disclosure is required to be made by applicable law or the rules or regulations of any securities exchange on which a Party may have listed registered securities, in which case the relevant Party agrees to the extent reasonably possible to advise the other Party of its intended disclosure prior to the disclosure being made.

10. LIMITATION OF LIABILITY. To the maximum extent permitted by applicable law, in no event will a Party be liable for any consequential, indirect, incidental, punitive, special or similar damages, losses or expenses (including without limitation lost profits or revenues, savings, competitive advantage, production, business, reputation or goodwill, increased cost of working or the interruption of the other Party’s business) under or in connection with this Agreement, even if such Party has been advised of their possible existence, except to the extent such damages are due to the other Party’s fraud, gross negligence or willful misconduct.

11. GOVERNING LAW; DISPUTE RESOLUTION.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, United States of America, without regard to the conflict of laws provisions thereof.

(b) The Parties shall make their best efforts to negotiate and resolve, in good faith, any and all claims, disputes, discrepancies, conflicts, divergences, and/or deadlocks of any nature whatsoever, arising out of or in connection with this Agreement, including any question relating to its existence, validity, effectiveness, application or interpretation, within 30 (thirty) days of written notice from one Party to the other Party or Parties to the dispute. In the event of litigation in connection with this Agreement, the Parties agree that the state and federal courts located in Harris County, Texas shall be the sole and exclusive forum and venue to the maximum extent permitted by law.

12. COUNTERPARTS. Section headings contained herein are for ease of reference only and shall not be given substantive effect. This Agreement may be signed in one or more counterparts, each to be effective as an original.

13. NO ASSIGNMENT. This Agreement, and any rights and obligations hereunder, shall not be transferred, conveyed, assigned or otherwise disposed of (“Assignment”) in whole or in part by a Party, by operation of law or otherwise, without the prior written consent of the other Parties, which shall not be unreasonably withheld, and, without such prior written consent; provided, however, no prior consent shall be required in the case of Customer’s Assignment of this Agreement to (i) any financing sources in connection with a customary collateral assignment entered into as part of Customer’s financing arrangements, (ii) any affiliate of Customer, or (ii) any entity succeeding to all or substantially all of the assets of Customer. Any such prohibited act shall be of no force or effect and, at the non-assigning Party’s option, shall immediately terminate this Agreement.

14. FUTURE PROJECTS. The Parties agree to cooperate in good faith to inform the other Party of potential projects and opportunities that they become aware of and which are of a similar nature as the projects contemplated in connection with this Agreement.

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15. NO AGENCY. Nothing in this Agreement shall be deemed to create any agency or joint venture relationship between the Parties.

16. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the exhibits hereto and the terms constitute the entire agreement and understanding between the Caterpillar and Customer with respect to the subject matters herein and therein, and supersede and replace any and all prior agreements and understandings, whether oral or written, between them with respect to such matters. The terms of this Agreement may only be amended in writing by the Parties hereto.

17. FORCE MAJEURE. No Party shall be liable for its failure to perform any of its obligations hereunder during a Force Majeure event, provided that the Party suffering such delay promptly notifies the other Party in writing of the delay. If the performance of a Party is delayed due to Force Majeure for a cumulative period of ninety (90) days or more, the other Party, notwithstanding any other provision of this Agreement to the contrary, may terminate this Agreement by notice to the other Party. In the event a Party does not terminate this Agreement due to a Force Majeure, then (i) the time for performance or cure will be extended for a period equal to the duration of the Force Majeure, and (ii) the Party claiming Force Majeure shall provide the other Party with its plan to proceed under the terms of this Agreement notwithstanding the Force Majeure. “Force Majeure” means the following events: a strike, lockout, work stoppage, labor dispute, material shortage, epidemic, fire, flood, earthquake, severe weather, act of God, trade sanction, embargo, act of war, act of terrorism, national emergency, or other material event, whether similar to, or different from the events above enumerated, and whether affecting the parties, their respective dealers, agents or subcontractors, in each of the foregoing, to the exent such event is beyond a Party’s reasonable control and could not have been prevented through the exercise of commercially reasonable efforts. Notwithstanding the foregoing, “Force Majeure” shall in no circumstances include any: (A) supply chain disruptions or impacts to the extent the primary cause of such supply chain distruption is not itself a Force Majeure event, (B) any ongoing or existing military hostilities and any related or consequential supply chain disruptions or impacts, (C) economic hardship, (D) changes in market conditions, (E) financial problems of the affected party (including its dealers, agents or subcontractors) including a lack of funds, bankruptcy or inability to pay amounts owed, and (F) strikes, labor disputes, boycotts or lockouts directed against Caterpillar or its dealers, agents or subcontractors, except as part of a national or regional strike.

18. SURVIVAL. The provisions of this Agreement shall survive any termination of this Agreement to the extent required for their full observance and performance.

19. SEVERABILITY. The invalidity or unenforceability of any portion of this Agreement shall not affect the validity or enforceability of the remainder thereof.

20. COMPLIANCE & DATA GOVERNANCE. Each Party shall comply with any and all applicable anti-corruption laws. Caterpillar agrees to comply with its Code of Conduct found at https://www.caterpillar.com/en/company/code-of-conduct.html. Company agrees to comply with its Code of Business Conduct and Ethics found at https://ir.atlas.energy/corporate-governance/governance-documents. Caterpillar collects, transmits and processed information as detailed in Caterpillar’s Data Governance Statement located at https://www.caterpillar.com/en/legal-notices/data-governance-statement.html

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IN WITNESS WHEREOF, the undersigned Parties have duly executed this Agreement as of the Effective Date.

Atlas Energy Solutions ProjectCo LLC		Caterpillar Inc.

By:	/s/ John Turner	By:	/s/ Brandon Lynn

Name:	John Turner	Name:	Brandon Lynn

Title:	President and Chief Executive Officer	Title:	Director

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EXHIBIT A

Participating Dealer Agreement Form

By signing below the following Cat dealer voluntarily agrees to be bound by the applicable terms of the Global Framework Agreement by and between Caterpillar Inc. and Atlas Energy Solutions ProjectCo, LLC (“Customer”) effective [DATE] (the “Agreement”) as a Participating Dealer thereunder.

Participating Dealer acknowledges receipt of a full and complete copy of the Agreement. By signing below the undersigned voluntarily agrees to enter into an agreement with Customer for the purchase and sale of Equipment on a mutually agreeable equipment supply agreement with terms in accordance with Section 5(a) of the Agreement and Participating Dealer shall undertake all the applicable obligations of the Agreement.

This Participating Dealer Agreement shall expire on the same date set out in the Agreement and may be extended for additional term(s) by written consent of Participating Dealer.

Any notices required under the terms of the Agreement shall be sent to:

[Participating Dealer Name]

[Address]

[City, State Zip]

[Fax ( ) - ]

[Participating Dealer Name]

By	(Print Name):

By	(Signature):

Title:

EXHIBIT B

Equipment

[Intentionally Omitted]

EXHIBIT C

Reserved Capacity and Purchase Obligation

CG260-16 Obligation by Year
Year	2026*	2027	2028	2029
Caterpillar Reserved Capacity and Customer Demand (# of units)	[***]	[***]	[***]	[***]
PO Place by Dates	[***]	[***]	[***]	[***]

G3520 Obligation by Year
Year	2026	2027	2028	2029
Caterpillar Reserved Capacity and Customer Demand (# of units)	[***]	[***]	[***]	[***]
PO Place by Dates	[***]	[***]	[***]	[***]

*Customer fulfilled its [***] unit Customer Demand and corresponding purchase obligation for 2026, pursuant to that certain Preliminary Purchase Agreement, by and between [***] (who shall be deemed a Participating Dealer for purposes of the 2026 Reserved Capacity and Purchase Obligation hereunder) and an affiliate of Customer, dated November 2, 2025.

** Quantities reflected in the tables above are considered 100% commitments for both Parties. Any updates to this shall be in accordance with the provisions of Section 4.

EXHIBIT D

Pricing and Escalation

Annual Price Escalation will be calculated based on formulas set forth below.

Caterpillar Product Model	Product Configuration	2027 Initial Base Price Per Unit
[***]	[***]	$[***]
[***]	[***]	$[***]
[***]	[***]	$[***]
[***]	[***]	$[***]

* [***] pricing does not include Tariffs, or transportation from the factory [***].

** [***]

*** Pricing reflected above is for base product configuration. Changes to configuration may result in an increase in price.

Tariffs: Customer and the applicable Participating Dealers shall use commercially reasonable efforts to negotiate the allocation of tariffs in the Master Purchase Agreement between Customer and the Participating Dealer.

Calculation: The initial base price will be established as a fixed US Dollar amount and apply to shipments occurring during the calendar 2027 year in which this Agreement was signed. Thereafter, price shall be adjusted annually by no more than 8%. The resulting prices will then be applied for shipments occurring the subsequent year.

Example Calculation(s): strictly for illustrative purposes only.

Initial Base Maximum Purchase Price for Equipment for 2027 is $500,000.00

Maximum Purchase Price for 2028 Forecasted Demand = 2027 pricing ($500,000.00) x (1 + 8%) = $540,000

Maximum Purchase Price for 2029 Forecasted Demand = 2028 pricing ($540,000) x (1 + 8%) = $583,200

Maximum Purchase Price for 2030 Forecasted Demand = 2029 pricing ($583,250) x (1 + 8%) = $629,856

Economic Monitoring: If at any point during the validity period of the Agreement the Producer Price Index (series id:wpsfd4131) goes negative or changes by more than [***]% over a 12-month period, or if there are any trade related impacts to Caterpillar’s product costs of [***]% or greater, the Parties shall have the option to re-negotiate pricing.

EXHIBIT E

Approved Authorized Dealers

[Intentionally Omitted]

EXHIBIT F

Schedule of Values

[Intentionally Omitted]

EXHIBIT G

Caterpillar Limited Warranty

[Intentionally Omitted]